Exhibit 99.1

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC. ANNOUNCES THIRD QUARTER FISCAL 2015 FINANCIAL RESULTS

RENO, NV – April 30, 2015 – Unwired Planet, Inc. (NASDAQ: UPIP) today announced financial results for the third quarter of fiscal year 2015.

Revenue for the third quarter ended March 31, 2015, was $1.3 million, while loss from continuing operations totaled $9.6 million.

“The company continued on its planned course of investing in the realization of value in its patent portfolio,” said Dean (Kip) Witter, interim chief financial officer. “Revenue and general and administrative expenses were flat compared to the prior quarter. Patent licensing expenses decreased by $1.2 million from the preceding quarter, a decline attributable to expected cycles of activity in the U.S.-based patent enforcement actions the company is undertaking, offset against an increase in activity in the company’s European enforcement actions.”

During the quarter, the company announced the hiring of Boris Teksler as chief executive officer, effective June 1, 2015. Mr. Teksler joins Unwired Planet from Technicolor, and previously served as head of Apple Inc.’s Patent Licensing & Strategy.

Philip Vachon, chairman of the board of directors, commented: “The business of licensing technology continues to be slow, absent litigation victories by Unwired Planet. Our cases in the United States and Europe are proceeding toward their respective conclusions. We are optimistic that Boris Teksler will bring new energy and approaches to realizing the value in the company’s intellectual property assets.”

On a GAAP basis, net loss for the third quarter ended March 31, 2015, was $9.6 million, or $0.09 per share, compared with a net loss of $11.0 million, or $0.10 per share, in the second quarter ended December 31, 2014.

Unwired Planet Announces Financial Results

Conference Call Information

Unwired Planet has scheduled a conference call for 5:00 p.m. eastern daylight time today to discuss its financial results for its third quarter fiscal 2015. Interested parties may access the conference call over the Internet through the company’s website at www.unwiredplanet.com or by telephone at 888-510-1765 or 719-325-2432 (international). A replay of the conference call will be available for one week (May 7), beginning at 5:00 p.m. PT on April 30 by calling 888-203-1112. The replay can be accessed internationally by calling 719-457-0820, access code: 7177660.

A live webcast of the call, together with supplemental financial information, will also be available on the Investors section of Unwired Planet’s website at http://www.unwiredplanet.com/investors. A replay will be available on the website for at least three months.

About Unwired Planet

Unwired Planet, Inc. (NASDAQ: UPIP) is the inventor of the Mobile Internet and a premier intellectual property company focused exclusively on the mobile industry. The company’s patent portfolio of approximately 2,500 issued and pending US and foreign patents, includes technologies that allow mobile devices to connect to the Internet and enable mobile communications. The portfolio spans 2G, 3G, and 4G technologies, as well as cloud-based mobile applications and services. Unwired Planet’s portfolio includes patents related to key mobile technologies, including baseband mobile communications, mobile browsers, mobile advertising, push notification technology, maps and location based services, mobile application stores, social networking, mobile gaming, and mobile search. Unwired Planet is headquartered in Reno, Nevada. References in this release to Unwired Planet may be to Unwired Planet, Inc. or its subsidiaries.

Unwired Planet Announces Financial Results

Cautionary Note Regarding Forward Looking Statements

Any statements in this press release with respect to future events or expectations, including statements regarding the Company’s licensing activities and related recognition of revenue, litigation strategy and prospects and expectations regarding enhancing shareholder value are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Unwired Planet assumes no obligation to update the forward-looking statements included in this press release. For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in Unwired Planet’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014. These documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Unwired Planet’s website at www.unwiredplanet.com.

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

Unaudited

	March 31, 2015	June 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$73,935	$93,877
Short-term investments	21,724	40,068
Restricted cash	27	378
Prepaid and other current assets	687	666

Total current assets	96,373	134,989
Property and equipment, net of accumulated depreciation	137	187
Long-term investments	—	11,745
Initial direct licensing costs, net of current portion	1,687	2,061
Debt issue costs and other assets, net	1,099	1,459

Total assets	$99,296	$150,441

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,667	$1,181
Fee share obligation	—	12,850
Deferred revenue	5,005	5,005
Accrued liabilities	1,136	1,577
Accrued legal expense	4,299	4,054
Accrued compensation and related	601	605
Accrued restructuring costs	—	254

Total current liabilities	13,708	25,526
Fee share obligation, net of current portion	—	7,182
Deferred revenue, net of current portion	24,813	28,566
Long term note payable	28,768	25,693
Other long term liabilities	224	403

Total liabilities	67,513	87,370

Stockholders’ equity:
Preferred stock	—	—
Common stock	112	111
Treasury stock	(60)	(884)
Additional paid-in capital	3,244,388	3,243,756
Accumulated other comprehensive income	5	24
Accumulated deficit	(3,212,662)	(3,179,936)

Total stockholders’ equity	31,783	63,071

Total liabilities and stockholders’ equity	$99,296	$150,441

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

Unaudited

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
Net revenue	$1,251	$—	$3,754	$—

Operating costs and expenses:
Patent licensing expenses	7,895	5,646	24,620	16,192
General and administrative	2,115	2,278	9,321	5,421
Restructuring and other related costs	—	—	2	—

Total operating costs and expenses	10,010	7,924	33,943	21,613

Operating loss from continuing operations	(8,759)	(7,924)	(30,189)	(21,613)

Interest income	16	25	61	95
Interest expense	(1,104)	(936)	(3,181)	(2,718)
Other income (expense), net	283	(538)	598	265

Loss from continuing operations	(9,564)	(9,373)	(32,711)	(23,971)

Discontinued operations:
Income (loss) from discontinued operations, net of tax	(83)	(58)	(15)	61

Net loss	$(9,647)	$(9,431)	$(32,726)	$(23,910)

Basic and diluted net loss per share from:
Continuing operations	$(0.09)	$(0.09)	$(0.29)	$(0.22)
Discontinued operations	—	—	—	—

Net loss	$(0.09)	$(0.09)	$(0.29)	$(0.22)

Weighted average shares outstanding basic and diluted	112,109	109,738	111,910	106,968

Unwired Planet Announces Financial Results

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

Unaudited

	Nine Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(32,726)	$(23,910)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	80	71
Stock-based compensation	1,543	1,850
Non-cash restructuring charges	2	12
Amortization of premiums on investments, net	70	123
Realized loss on sale of investments	—	81
Gain on change in fair value of consultant incentive award obligation	(316)	(245)
In-kind interest payments on notes payable	2,832	2,485
Amortization of debt discount and issuance costs	349	233
Changes in operating assets and liabilities:
Accounts receivable	—	88
Initial licensing costs	395	—
Prepaid assets, deposits, and other assets	(23)	83
Accounts payable	1,486	(1,297)
Fee share obligation	(20,032)	—
Accrued liabilities	(63)	(445)
Deferred revenues	(3,753)	—
Accrued restructuring costs	(256)	(489)
Restricted cash	586	16,988

Net cash provided by (used in) operating activities	(49,826)	(4,372)

Cash flows from investing activities:
Purchases of property and equipment	(30)	(62)
Purchases of investments	—	(71,833)
Proceeds from sales and maturities of investments	30,000	27,107

Net cash provided by (used in) investing activities	29,970	(44,788)

Cash flows from financing activities:
Proceeds from rights offering issuance of common stock	—	12,500
Proceeds from exercise of stock options	92	1,630
Payment of debt and equity issuance costs	—	(1,472)
Purchase of treasury stock	(178)	(219)

Net cash provided by (used in) financing activities	(86)	12,439

Net decrease in cash and cash equivalents	(19,942)	(36,721)
Cash and cash equivalents at beginning of period	93,877	47,613

Cash and cash equivalents at end of period	$73,935	$10,892

Non-cash investing and financing activities:
Retirement of treasury stock	$1,002	$—
Obligation to financial consultant for equity issuance costs	—	175
Unpaid debt and equity issuance costs	31	65

Total non-cash investing and financing activities	$1,033	$240

Other non-cash items:
Common stock issued to satisfy liability for issuance costs	$—	$1,000

For More Information:

Mike Bishop

The Blueshirt Group

mike@blueshirtgroup.com

Tel: 415-217-4968